SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Act of 1934 Date of Report (Date of earliest event reported): May 9, 2011

                                FONAR CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                        0-10248                       11-2464137
---------------                ----------------              -------------------
(State or other                (Commission File                (I.R.S. Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)

                                110 Marcus Drive
                            Melville, New York 11747
                                 (631) 694-2929
               --------------------------------------------------
               (Address, including zip code, and telephone number
                   of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written  communications  pursuant  to  Rule  425 under  the  Securities  Act
    (17 CFR 230.425)

[ ] Soliciting   material   pursuant  to  Rule 14a-12  under  the  Exchange  Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events

As discussed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2011, we requested a hearing before the Listing Qualifications Panel (the "Panel") of The NASDAQ Stock Market ("NASDAQ"). At the hearing on February 24, 2011, we requested the continued listing of our securities on The NASDAQ Capital Market pursuant to an extension within which to regain compliance with the applicable minimum $2.5 million stockholders' equity requirement for continued listing on NASDAQ, and on March 17, 2011, the Panel granted our request subject to the satisfaction of certain conditions.

In accordance with the terms of the Panel's decision, on or before May 11, 2011, we are required to demonstrate compliance with all applicable requirements for continued listing on NASDAQ and, in particular, must publicly announce stockholders' equity of at least $2.5 million and provide the Panel with an update regarding the components of the Company's plan to evidence continued compliance with the minimum stockholders' equity requirement through 2011. In that regard, we believe we satisfy the minimum $2.5 million stockholders' equity threshold as of the date of this filing. The basis for our belief that we satisfy the minimum equity threshold is that we successfully completed an equity offering of $6 million on May 2, 2011, as described in Note 14 (Subsequent Events) to the Financial Statements in our Form 10-Q for the quarter ended March 31, 2011 and in the Liquidity and Capital Resources section of Management's Discussion and Analysis of Financial Condition and Results of Operations.


                                   SIGNATURES

     Pursuant to the requirements of the Securities and  Exchange   Act of 1934,
the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FONAR CORPORATION
                                                (Registrant)

                                                By: /s/ Raymond Damadian
                                                    Raymond Damadian
                                                    President and Chairman

Dated:   May 10, 2011